Exhibit 99.1

Veraz Networks Reports Second Quarter 2010 Financial Results,

Update Concerning Proposed Merger with Dialogic

SAN JOSE, Calif., August 12, 2010 (BUSINESS WIRE) – Veraz Networks, Inc. (NASDAQ:VRAZ), a leading provider of Multimedia Generation Network (MGN) application, control, and bandwidth optimization products, today announced financial results for the second quarter ended June 30, 2010, and provided an update concerning the proposed merger with Dialogic.

“We began to see significant traction in Q2 with our SBC product. While we are encouraged by the market response to this new product, we saw lower than anticipated overall revenues for Q2, largely driven by restrictions in shipping already accepted orders in India—an issue that is being experienced by many of the technology companies selling into Indian carriers,” said Doug Sabella, Chief Executive Officer of Veraz Networks. “The impact of the Indian restrictions amounted to $1.5M for Q2. However, our order backlog remains at a near all time high, and we are confident that our announced plans to merge with Dialogic will give us the size and scale needed to remain a true mission critical supplier to our customers,” said Sabella.

Financial Highlights

•	Revenues were $14.7 million, a 9% decrease over the preceding quarter and a 13% decrease over the second quarter of 2009.

•

Cash used in operating activities was $(0.4 million) and at the end of the second quarter 2010, the company had cash, cash equivalents, restricted cash and short-term investments of $30.6 million and no debt.

•	Gross margin was 57%, as compared to 56% for the preceding quarter and 54% for the second quarter of 2009.

•	Operating expenses were $14.0 million, flat as compared to the preceding quarter and an 8% increase over the second quarter of 2009

•

Net loss was $(6.2 million) or $(0.14) loss per share, as compared to a $(5.2 million) or $(0.12) loss per share in the preceding quarter and a $(2.9 million) or $(0.07) loss per share reported in the second quarter of 2009.

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On a non-GAAP basis (excluding stock-based compensation expenses and strategic alliance related expenses), net loss was $(5.3 million) or $(0.12) loss per share, as compared to $(4.3 million) or $(0.09) for the preceding quarter and a $(1.9 million) or $(0.04) reported in the second quarter of 2009.

Update Concerning Proposed Merger with Dialogic

As stated in a press release issued on August 9, 2010, Veraz filed with the Securities and Exchange Commission a definitive proxy statement (Form DEF 14A) relating to the proposed merger with privately held Dialogic Corporation, a leading worldwide provider of technologies that enable its customers and partners to deliver innovative mobile, video, IP and TDM solutions for network service providers and enterprise communication networks. Veraz has scheduled a special meeting of Veraz shareholders on Thursday, September 30, 2010 at 9:00 am at Veraz Networks, 926 Rock Avenue, San Jose, CA 95131.

For further information regarding the arrangement to merge the two companies and other important information, interested parties should refer to the DEF 14A filed by Veraz on August 5, 2010. The transaction is expected to close in October, 2010, subject to obtaining all requisite approvals, shareholder approvals, and customary closing conditions. For further information concerning the selected financial results of Dialogic for the quarter ending June 30, 2010, please see our Quarterly report on Form 10-Q for the quarter ended June 30, 2010, to be filed on August 16, 2010.

Conference Call Information

Veraz will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of the Veraz website (www.veraznetworks.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for one month. To hear the replay, parties in the United States and Canada should call 1-877-344-7529 and enter passcode 60000#. International parties should call +1-412-317-0088 and enter passcode 60000#. In addition, Veraz’s press release will be distributed via Business Wire and posted on the Veraz website before the conference call begins.

About Veraz Networks

Veraz Networks, Inc. (NASDAQ: VRAZ - News), is the leading provider of application, control, and bandwidth optimization products that enable the evolution to the Multimedia Generation Network (MGN). Service providers worldwide use the Veraz MGN portfolio to extend their current application suite and rapidly add customized multimedia services that drive revenue and ensure customer retention. The Veraz MGN separates the control, media, and application layers while unifying management of the network, thereby increasing service provider operating efficiency. Wireline and wireless service providers in over 80 countries have deployed products from the Veraz MGN portfolio, which includes the ControlSwitch(TM), Network-adaptive Border Controller, I-Gate 4000 Media Gateways, the VerazView Management System, and a set of prepackaged applications. For more information regarding the Company, please visit www.veraznetworks.com.

About Dialogic

Dialogic Corporation is a leading provider of world-class, innovative technologies based on open standards that enable innovative mobile, video, IP, and TDM solutions for Network Service Providers and Enterprise Communication Networks. Dialogic’s customers and partners rely on its leading-edge, flexible components to rapidly deploy value-added solutions around the world.

Information about Dialogic is available at http://www.dialogic.com/. Dialogic is a registered trademark of Dialogic Corporation.

Additional Information about the Proposed Merger and Where You Can Find It

Veraz filed a definitive proxy statement with the Securities and Exchange Commission on August 5, 2010 in connection with a special meeting of stockholders of Veraz to be held on September 30, 2010 for the purpose of voting on: the adoption of the Acquisition Agreement, dated as of May 12, 2010, by and between Veraz and Dialogic, an amendment to Veraz’s certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of Veraz’s common stock, to be effective upon the consummation of the Arrangement or such other time as determined by Veraz’s board of directors, an amendment to Veraz’s certificate of incorporation to change the name of Veraz from “Veraz Networks, Inc.” to “Dialogic Inc.,” to be effective upon the consummation of the Arrangement, and the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting in favor of the other proposals. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Veraz with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Veraz may obtain free copies of the documents filed with the SEC by contacting Veraz’s Investor Relations department at (408) 750-9400 or Investor Relations, Veraz Networks, Inc., 926 Rock Avenue, Suite 20, San Jose, California 95131. You may also read and copy any reports, statements and other information filed by Veraz with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Veraz and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Veraz in favor of the proposed transaction. A list of the names of Veraz’s executive officers and directors, and a description of their respective interests in Veraz, are set forth in the definitive proxy statement for Veraz’s Special Meeting of Stockholders, which was filed with the SEC on August 5, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Veraz believes that presenting non-GAAP net loss and non-GAAP net loss allocable to common stockholders is useful to investors, because it describes the operating performance of Veraz. Veraz management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Veraz presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Veraz provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

Stock-based compensation. These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under ASC 718. Veraz excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. As Veraz applies ASC 718, it believes that it is useful to its investors to understand the impact of the application of ASC 718 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Veraz and because such expense is not used by management to assess the core profitability of our business operations. Veraz further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures better facilitates comparisons to our competitors’ operating results.

Strategic alliance related expenses. These expenses pertain to our strategic alliance expense with Dialogic Corporation, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Strategic alliance related costs consist of consulting related costs for legal, accounting and banking advice.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, statements regarding the economic environment, our customers expansion plans, the demand for mobile voice and data services and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’ business is set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly report on Form 10-Q for the quarter ended March 31, 2010, each as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

A copy of this press release can be found on the investor relations page of Veraz’ website at www.veraznetworks.com. (VRAZ -IR)

Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Investor Relations Contact:

MBS Value Partners

Ron Vidal, 212-750-5800

ron.vidal@mbsvalue.com

Press Contacts:

Veraz Networks, Inc.

Dawn Hogh

408-750-9533

dhogh@veraznet.com

VERAZ NETWORKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2010	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$29,500	$25,095
Restricted cash	892	608
Short-term investments	193	7,899
Accounts receivable, net	21,412	29,959
Inventories	10,049	8,364
Prepaid expenses	1,996	1,718
Other current assets	3,046	3,113
Due from related parties	185	686

Total current assets	67,273	77,442
Property and equipment, net	2,431	3,149
Other assets	112	120

Total assets	$69,816	$80,711

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,498	$6,375
Accrued expenses	10,626	11,493
Income tax payable	641	1,173
Deferred revenue	14,489	14,112
Due to related parties	1,469	1,117

Total current liabilities	33,723	34,270

Stockholders’ equity:
Common stock and additional paid-in-capital	134,389	133,128
Accumulated other comprehensive income	2,004	2,124
Accumulated deficit	(100,300)	(88,811)

Total stockholders’ equity	36,093	46,441

Total liabilities and stockholders’ equity	$69,816	$80,711

VERAZ NETWORKS, INC AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
IP Products	$7,500	$9,955	$15,686	$23,005
DCME Products	189	710	1,423	1,908
Services	7,015	6,155	13,665	12,858

Total revenues	14,704	16,820	30,774	37,771

Cost of Revenues:
IP Products	2,923	4,517	6,315	9,951
DCME Products	85	245	556	732
Services	3,383	2,961	6,667	5,849

Total cost of revenues	6,391	7,723	13,538	16,532

Gross profit	8,313	9,097	17,236	21,239

Operating Expenses:
Research and development, net	4,648	4,343	9,716	9,551
Sales and marketing	4,304	5,637	9,978	12,167
General and administrative	5,094	2,967	8,345	5,775

Total operating expenses	14,046	12,947	28,039	27,493

Loss from operations	(5,733)	(3,850)	(10,803)	(6,254)
Other income (expense), net	(453)	682	(405)	148

Loss before income taxes	(6,186)	(3,168)	(11,208)	(6,106)
Income taxes provision (benefit)	58	(243)	281	(173)

Net loss allocable to common stockholders	$(6,244)	$(2,925)	$(11,489)	$(5,933)

Net loss allocable to common stockholders per share - basic and diluted	$(0.14)	$(0.07)	$(0.26)	$(0.14)

Weighted-average shares outstanding used in computing net loss per share — basic and diluted:	44,242	43,390	44,143	43,278

VERAZ NETWORKS, INC AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP results

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Reported net loss (GAAP basis)	$(6,244)	$(2,925)	$(11,489)	$(5,933)

Non-GAAP adjustment
Stock based compensation (1)	537	1,052	1,245	2,204
Strategic alliance expenses (2)	452	—	730	—

Non-GAAP net loss	$(5,255)	$(1,873)	$(9,514)	$(3,729)

Weighted-average shares outstanding used in computing net loss — basic and diluted: (for Non-GAAP)	44,242	43,390	44,143	43,278

Reported net loss per share - basic and diluted (GAAP basis)	$(0.14)	$(0.07)	$(0.26)	$(0.14)
Stock based compensation (1)	0.01	0.03	0.02	0.05
Strategic alliance expenses (2)	0.01	—	0.02	—

Non-GAAP net loss per share - basic and diluted	$(0.12)	$(0.04)	$(0.22)	$(0.09)

(1) Stock based compensation for the three and six months ended June 30, 2010 and 2009 , was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cost of revenues	$124	$246	$300	$507
Research and development, net	160	360	385	742
Sales and marketing	154	278	335	582
General and administrative	99	168	225	373

	$537	$1,052	$1,245	$2,204

(2) Strategic alliance related expenses for the three and six months ended June 30, 2010 and 2009, was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
General and administrative	$452	$—	$730	$—